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                              Exhibit 23









                    Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-58387 dated April 3, 1995) pertaining to the ADM Savings and Investment Plan for Hourly Employees of our report dated June 21, 1999 with respect to the financial statements and schedules of the ADM Employee Stock Ownership Plan for Hourly Employees (formerly the ADM Savings and Investment Plan for Hourly Employees) included in this Annual Report (Form 11-K) for the year ended December 31, 1998.

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
June 21, 1999
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